Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000 F 410.580.3001

February 28, 2020

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

4582 South Ulster Street, Suite 1100

Denver, Colorado 80237

Ladies and Gentlemen:

We have served as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the automatic shelf registration statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about February 28, 2020, including the prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company from time to time of (i) senior, senior subordinated, or subordinated debt securities of the Company (the “Debt Securities”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) shares of Class A Common Stock, par value $.01 per share, of the Company (the “Class A Common Stock”), and (iv) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”), or Class A Common Stock (the “Class A Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”). The Company may guarantee (the “Guarantees”), which Guarantees will be full and unconditional, debt securities consisting of debentures, notes, and/or other unsecured evidences of indebtedness of AIMCO Properties, L.P., a Delaware limited partnership and subsidiary of the Company (the “OP Partnership Debt Securities”). The Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants and the Guarantees are sometimes collectively referred to as the “Securities.” The Registration Statement provides that the Securities may be offered together or separately, in one or more offerings, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) the Registration Statement, including the preliminary prospectus dated February 28, 2020, relating to the issuance of the Securities;

(b) the charter of the Company, as amended, restated, corrected, and supplemented to date (the “Charter”), represented by the Articles of Restatement filed of record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on February 24, 2020, as certified by the SDAT;

(c) the Bylaws of the Company, as amended and restated and in effect on the date hereof (the “Bylaws”), in the form attached to the Certificate (as herein defined);

(d) certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities, in the form attached to the Certificate;

(e) a good standing certificate for the Company, dated a recent date, issued by the SDAT;

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(f) a certificate of Secretary (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters; and

(g) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory, and each such party’s obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We further assume that:

(a) The issuance, sale, amount, price and other terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or, where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Charter, Bylaws, and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court, governmental or regulatory body having jurisdiction over the Company.

(b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c) The issuance, sale, amount, and terms of the Debt Securities (including Debt Securities that are the subject of Debt Securities Warrants) to be offered from time to time by the Company will be authorized and determined by proper Board Action in accordance with the Charter, Bylaws, and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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(d) Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each, a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Charter, Bylaws and applicable law.

(e) To the extent that the obligations of the Company under any Debt Securities or related Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as the trustee (the “Trustee”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture or Supplemental Indenture; such Indenture and Supplemental Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture and Supplemental Indenture.

(f) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture or Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Charter, Bylaws and applicable law.

(g) Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of any Preferred Stock Warrants), or Class A Common Stock (including Class A Common Stock that is the subject of any of Class A Common Stock Warrants), there will exist, under the Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of Preferred Stock may be convertible), or Class A Common Stock, as the case may be, and all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), or Class A Common Stock, whether by articles supplementary, Charter amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.

(h) For shares of Preferred Stock or Class A Common Stock represented by certificates, appropriate certificates representing such shares of Preferred Stock or Class A Common Stock, as the case may be, will be executed and delivered upon issuance and sale of any such shares of the Preferred Stock, or the Class A Common Stock, as the case may be, and will comply with the Charter, Bylaws, and applicable law. For shares of Preferred Stock or Class A Common Stock not represented by certificates,

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appropriate Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements will be prepared and delivered upon issuance and sale of any such shares of Preferred Stock or Class A Common Stock, as the case may be, and will comply with the Charter, Bylaws and applicable law.

(i) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Charter, Bylaws, and applicable law.

(j) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(k) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument (each, a “Guaranty Agreement”), which may be the Indenture as it may be supplemented by a Supplemental Indenture, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, will be executed and delivered prior to or upon the issuance and sale of the Guarantees and the related OP Partnership Debt Securities, and will comply with the Charter, Bylaws, and applicable law.

(l) To the extent that the obligations of the Company under any Guarantees or related Guaranty Agreement, Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as the trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such Guaranty Agreement, Indenture or Supplemental Indenture; such Guaranty Agreement, Indenture and/or Supplemental Indenture will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting as Financial Institution under such Guaranty Agreement, Indenture and/or Supplemental Indenture, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such Guaranty Agreement, Indenture and/or Supplemental Indenture.

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(m) Appropriate Guaranty Agreements and/or other evidences of the Guarantees will be executed and authenticated in accordance with the Indenture or Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Guarantees, and will comply with the Guaranty Agreement, Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Charter, Bylaws and applicable law.

(n) The underwriting, purchase or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement and any related Free Writing Prospectus.

(o) The Registration Statement has become effective by the Commission and will remain effective under the Securities Act.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations set forth below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

(1) The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2) When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Supplemental Indenture, together with an officer’s certificate, if any, the Charter, Bylaws and applicable law, and, upon execution in accordance with the applicable Board Action, and the issuance and delivery of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of the Debt Securities pursuant to the exercise of one or more Debt Securities Warrants or the exchange of one or more series of the Preferred Stock exchangeable into the Debt Securities, the Debt Securities will be duly authorized and executed.

(3) Upon due authorization by Board Action of an issuance of Class A Common Stock, and upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock), if any, for shares of such Class A Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates (or such written statements, if any) for shares of the Class A Common Stock pursuant to the exercise of one or more Class A Common Stock Warrants or the conversion of Debt Securities or one or more series of the Preferred Stock convertible into Class A Common Stock, the shares of Class A Common Stock represented by such certificates (or the subject of such written statements, if any) will be duly authorized, validly issued, fully paid and non-assessable.

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(4) When a series of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock), if any, for shares of such series of such Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates (or such written statements, if any) for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Preferred Stock, such shares of Preferred Stock represented by such certificates (or the subject of such written statements, if any) will be duly authorized, validly issued, fully paid and non-assessable.

(5) When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter, Bylaws and applicable law, and, upon execution in accordance with the applicable Board Action, and the issuance and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and executed.

(6) When a series of the OP Partnership Debt Securities has been duly authorized and established, when the related Guarantees have been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter, Bylaws and applicable law, and, upon execution in accordance with the applicable Board Action, and the issuance, and delivery of the Guaranty Agreement against payment therefor in accordance with the terms and provisions of such Board Action, the Guaranty Agreement, the Registration Statement, the Prospectus or the applicable Prospectus Supplement or any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Guarantees will be duly authorized and executed.

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The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to update or supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of the State of Maryland.

(d) We assume that the issuance of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Class A Common Stock, as the case may be, will not cause any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Charter.

(e) We express no opinion as to the issuance of any Securities by any issuer other than the Company.

(f) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering its opinion to the Company in connection with the filing of the Registration Statement.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)